EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2009 Stock Incentive Option Plan, of our report dated April 15, 2009, with respect to our audit of the financial statements of Organa Gardens International Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 29, 2009